Exhibit 10.2

BLUCORA, INC.
2016 EQUITY INDUCEMENT PLAN, AS AMENDED
FORM OF RESTRICTED STOCK UNIT GRANT NOTICE

TO:    _____________________ (“Employee”)
We are pleased to inform you that you have been selected by Blucora, Inc. (the “Company”) to receive a Restricted Stock Unit Award (the “Award”) under the Blucora, Inc. 2016 Equity Inducement Plan, as amended (the “2016 Inducement Plan”). Each restricted stock unit (an “RSU”) subject to the Award has a notional value equivalent to one share of the Company’s Common Stock for purposes of determining the number of shares of Common Stock (the “Shares”) subject to the Award.
The Award is subject to all the terms and conditions set forth in this Restricted Stock Unit Grant Notice (the “Notice of Grant”) and in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the 2016 Inducement Plan, each of which are incorporated by reference into the Notice of Grant. Capitalized terms that are not defined in the Notice of Grant have the meanings given to them in the Agreement, and if not defined in the Agreement, the meanings given to them in the 2016 Inducement Plan.

Grant Date:	_________________

Number of RSUs Subject to the Award:	_________________

Vesting Commencement Date:	_________________

Vesting Schedule:    100% of the RSUs shall vest in full on the one-year anniversary of the Grant Date; provided that vesting will cease upon your Termination of Employment and the unvested portion of the Award will terminate.
Additional Terms/Acknowledgment: You acknowledge and agree that the Notice of Grant and the vesting schedule set forth herein do not constitute an express or implied promise of your continued engagement as an employee for the vesting period, for any period, or at all, and shall not interfere with your right or the Company’s right to terminate your employment relationship with the Company or its Related Companies at any time, with or without cause.
Employment Agreement: If there is a written employment agreement in effect between you and the Company or a Related Company (the “Employment Agreement”), then the Award shall

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be subject to the terms of such Employment Agreement, so long as such Employment Agreement remains in effect (as it may be amended, supplemented or restated from time to time) and the terms set forth in the Employment Agreement are applicable to the Award.
Committee Decisions/Interpretations: You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the 2016 Inducement Plan and the Award.
By your signature below or electronic acceptance, you agree that the Notice of Grant, the Agreement, the Employment Agreement (if applicable) and the 2016 Inducement Plan constitute your entire agreement, and except as set forth therein, with respect to the Award and may not be modified except by means of a writing signed by the Company and you. This Notice of Grant and Agreement may be executed and/or accepted electronically and/or executed in duplicate counterparts, the production of either of which (including a signature or proof of electronic acceptance) shall be sufficient for all purposes for the proof of the binding terms of this Award.

BLUCORA, INC. By:___________________________ Its:___________________________	EMPLOYEE ____________________________ Signature
Date:______________________________
Attachments: 1. Restricted Stock Unit Agreement 2. 2016 Equity Inducement Plan	Address:____________________________ ____________________________ Taxpayer ID:_________________________

EXHIBIT A
BLUCORA, INC.
2016 EQUITY INDUCEMENT PLAN
RESTRICTED STOCK UNIT AGREEMENT

1.Grant. The Company hereby grants to the employee listed on the Notice of Grant (the “Employee”) an Award of RSUs, as set forth in the Notice of Grant and subject to the terms and conditions in this Restricted Stock Unit Agreement (this “Agreement”) and the 2016 Inducement Plan. Unless otherwise defined herein, the capitalized terms used herein shall have the same meanings given to them in the Notice of Grant, and if not defined in the Notice of Grant, the meanings given to them in the Inducement Plan.
2.    Company’s Obligation. Each RSU represents the right to receive a Share on the vesting date. Unless and until the RSUs vest, the Employee will have no right to receive Shares under such RSUs. Prior to actual distribution of Shares pursuant to any vested RSUs, such RSUs will represent an unsecured obligation of the Company.
3.    Vesting Schedule. Subject to paragraph 4 hereof, to Section 10.2 of the 2016 Inducement Plan and to any other relevant 2016 Inducement Plan provisions, the RSUs awarded by this Agreement will vest in the Employee according to the vesting schedule specified in the Notice of Grant. The effect of a Company approved unpaid leave of absence on the terms and conditions of the RSUs will be determined by the Committee.
4.    Forfeiture upon Termination of Employment. Notwithstanding any contrary provision of this Agreement or the Notice of Grant, if the Employee has a Termination of Employment for any or no reason prior to vesting, the unvested RSUs awarded by this Agreement will thereupon be forfeited at no cost to the Company.
5.    Payment After Vesting. Subject to Section 21 hereof, any RSUs that vest in accordance with paragraph 3 will be paid to the Employee (or in the event of the Employee’s death, to his or her estate) in Shares on, or as soon as practicable after, the applicable vesting date (but in any event within sixty (60) days of the date on which the RSUs vest.
6.    Withholding Taxes. As a condition to the payment of any vested RSUs, the Employee must make such arrangements as the Company may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such payment. The Company may permit or require the Employee to satisfy all or part of the Employee’s tax withholding obligations by (a) paying cash to the Company or a Related Company, as applicable; (b) having the Company or a Related Company, as applicable, withhold an amount from any cash amounts otherwise due or to become due from the Company or a Related Company, as applicable, to the Participant; (c) having the Company withhold a number of Shares that would otherwise be issued to the Employee having a Fair Market Value equal to the tax withholding obligations; (d) surrendering a number of Shares the Employee already owns having a Fair Market Value equal to the tax withholding obligations; or (e) any combination of (a), (b), (c) or (d) above. The value of the Shares so withheld or tendered may not exceed the employer’s minimum required tax withholding rate.
7.    Payments After Death. Any distribution or delivery to be made to the Employee under this Agreement will, if the Employee is then deceased, be made to the administrator or executor of the Employee’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
8.    Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until the date of issuance of any such Shares under the 2016 Inducement Plan. Except as otherwise provided in Paragraph 9, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of any Shares subject to the Award. The Employee agrees to execute any documents requested by the Company in connection with the issuance of any Shares.
9.    Adjustments. The number of Shares covered by the Award shall be subject to adjustment in accordance with Section 15 of the Inducement Plan.
10.    No Effect on Employment or Service Relationship. Nothing in the Inducement Plan or any Award granted under the Inducement Plan will be deemed to constitute an employment or service contract or confer or be deemed to confer any right for the Participant to continue in the employ or service of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate the Participant’s employment or other service relationship at any time, with or without Cause.
11.    Address for Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by interoffice mail, by fax, by electronic mail or other electronic means, or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person as the Company may notify you from time to time; and to you at your electronic mail or postal address as shown on the records of the Company from time to time, or at such other electronic mail or postal address as you, by notice to the Company, may designate in writing from time to time.
12.    Award Is Not Transferable. Except to the limited extent provided in paragraph 6, the Award and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, the Award and the rights and privileges conferred hereby immediately will become null and void.
13.    Binding Agreement. Subject to the limitation on the transferability of the Award contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
14.    Regulatory Restrictions on Issuance of Shares. Notwithstanding the other provisions of this Agreement, if at any time the Company will determine, in its discretion, that the listing, registration or qualification of Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Employee (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.
15.    2016 Inducement Plan Governs. This Agreement and the Notice of Grant are subject to all terms and provisions of the 2016 Inducement Plan. In the event of a conflict between one or more provisions of this Agreement or the Notice of Grant and one or more provisions of the 2016 Inducement Plan, the provisions of the 2016 Inducement Plan will govern.
16.    Plan Administrator Authority. The Plan Administrator will have the power to interpret this Agreement, the Notice of Grant and the 2016 Inducement Plan, and to adopt such rules for the administration, interpretation and application of the 2016 Inducement Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested). All actions taken and all interpretations and determinations made by the Plan Administrator in good faith will be conclusive and binding upon the Employee, the Company and all other interested persons. No member of the Plan Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the 2016 Inducement Plan or this Agreement.
17.    Section 409A. The Award is intended to be exempt from the requirements of Section 409A or to satisfy those requirements, and shall be construed accordingly.
18.    Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal substantive laws of the State of Delaware without reference to any choice-of-law rules.

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